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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-16809), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No. 333-15407),
and Form S-3 (File No. 333-15875) of our report dated March 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Genesee Gardens Apartments for the year ended December 31, 1996, which report is included in this Current Report on Form 8-K/A.


                                                        COOPERS & LYBRAND L.L.P.


San Francisco, California
June 16, 1997